FOR FURTHER INFORMATION CONTACT:

FOR IMMEDIATE RELEASE

Frank ten Brink  847-607-2012

Conference call to be held October 27, 2009 at 4:00 p.m. Central time – Dial 866-516-6872 at least 5 minutes before start time. If you are unable to participate on the call, a replay will be available through November 27th by dialing 800-642-1687, access code 30587273. To hear a live simulcast of the call over the internet on www.earnings.com, or to access an audio archive of the call, go to the Investors page on Stericycle’s website at www.stericycle.com.

STERICYCLE, INC. REPORTS RESULTS

FOR THIRD QUARTER 2009

Lake Forest, Illinois, October 27, 2009—Stericycle, Inc. (NASDAQ:SRCL), today reported financial results for the third quarter of 2009.

Revenues for the quarter ending September 30, 2009 were $297.8 million, up 7.5% from $277.1 million in the same quarter last year. Acquisitions less than 12 months old contributed approximately $19.3 million to the growth in revenues for the quarter. Revenues increased 11.1% compared to the third quarter of 2008 when adjusted for unfavorable foreign exchange impacts of $10.1 million. Regulated returns management services revenues for the quarter were $16.0 million compared with $16.1 million for the third quarter of 2008. Gross profit was $140.9 million, up 14.5% from $123.0 million in the same quarter last year. Gross profit as a percent of revenue was 47.3% compared with 44.4% in the third quarter of 2008.

Net income for the third quarter of 2009 was $46.5 million or $0.54 per diluted share compared with net income of $39.2 million or $0.45 per diluted share for the third quarter of 2008.  Net income for the third quarter of 2008 included the effect of $0.1 million of charges related to an arbitration settlement, and net income for the third quarter of 2009 included the effect of $3.3 million of transactional expenses related to acquisitions offset by $1.8 million net release of prior years’ tax reserves.  Adjusted for these charges, earnings per diluted share increased from $0.45 in the third quarter of 2008 to $0.55 in the third quarter of 2009 or up 23.6% (see table below).

For the nine months ending September 30, 2009, revenues were $864.2 million, up 6.7% from $809.7 million in the same period last year. Revenues increased 11.7% compared with the prior year-to-date when adjusted for  unfavorable foreign exchange impacts of $40.6 million. Regulated returns management services revenues were $54.0 million compared with $58.6 million in the same period last year. Gross profit was $405.3 million, up 12.6% from $359.8 million in the same period last year. Gross profit as a percent of revenues was 46.9% versus 44.4% in the same period in 2008. Earnings per diluted share increased 22.0% to $1.51 from $1.24 per diluted share in the same period last year. Net income for the nine months of 2008 included the effect of $3.5 million of charges related to an arbitration settlement, and net income for the nine months of 2009 included the effect of $4.8 million of transactional expenses related to acquisitions offset by $1.8 million net release of prior years’ tax reserves. Adjusted for these charges, the earnings per diluted share increased from $1.28 to $1.54, or 21.0% (see table below):

Table to reconcile GAAP EPS to non-GAAP EPS
	Three month ended September 30,				Nine months ended September 30,
	2009	2008	Change $	Change %	2009	2008	Change $	Change %
GAAP EPS	$0.54	$0.45	$0.09	20.1%	$1.51	$1.24	$0.27	22.0%

Transactional expenses related to acquisitions	0.04	-			0.06	-

Arbitration settlement	-	-			-	0.04

Net release of prior years’ tax reserves	(0.02)	-			(0.02)	-

Non-GAAP EPS (adjusted)	$0.55	$0.45	$0.09	23.6%	$1.54	$1.28	$0.27	21.0%

Cash flow from operations was $213.9 million for the first nine months of 2009. Cash flow and increased loan balances were used to strengthen our business by acquisitions, to fund share repurchases and capital expenditures.

For more information about Stericycle, please visit our website at www.stericycle.com.

Safe Harbor Statement: Statements in this press release may contain forward-looking statements that involve risks and uncertainties, some of which are beyond our control (for example, general economic conditions). Our actual results could differ significantly from the results described in the forward-looking statements. Factors that could cause such differences include changes in governmental regulation of medical waste collection and treatment and increases in transportation and other operating costs, as well as the other factors described in our filings with the U.S. Securities and Exchange Commission. As a result, past financial performance should not be considered a reliable indicator of future performance, and investors should not use historical trends to anticipate future results or trends. We make no commitment to disclose any subsequent revisions to forward-looking statements.

STERICYCLE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

In thousands, except share and per share data
	September 30,	December 31,
	2009	2008
	(Unaudited)	(Audited)
ASSETS
Current Assets:
Cash and cash equivalents	$14,286	$9,095
Short-term investments	1,519	1,408
Accounts receivable, less allowance for doubtful accounts of $7,358 in 2009 and $6,616 in 2008	167,946	168,598
Deferred income taxes	10,482	16,821
Prepaid expenses and other current assets	29,101	28,508
Total Current Assets	223,334	224,430
Property, Plant and Equipment, net	227,327	207,144
Other Assets:
Goodwill	1,222,025	1,135,778
Intangible assets, less accumulated amortization of $16,923 in 2009 and $14,116 in 2008	227,718	170,624
Other	29,063	21,322
Total Other Assets	1,478,806	1,327,724
Total Assets	$1,929,467	$1,759,298

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$58,001	$38,880
Accounts payable	33,412	33,612
Accrued liabilities	99,464	93,487
Deferred revenues	14,202	13,663
Total Current Liabilities	205,079	179,642
Long-term debt, net of current portion	768,041	753,846
Deferred income taxes	165,373	147,287
Other liabilities	4,179	7,885
Shareholders' Equity:
Common stock (par value $.01 per share, 120,000,000 shares authorized, 84,297,521 issued and outstanding in 2009, 85,252,879 issued and outstanding in 2008)	843	852
Additional paid-in capital	23,011	67,776
Accumulated other comprehensive income	(13,696)	(32,075)
Retained earnings	765,010	633,927
Total Stericycle, Inc. Shareholders’ Equity	775,168	670,480
Noncontrolling interest	11,627	158
Total Shareholders' Equity	786,795	670,638
Total Liabilities and Shareholders' Equity	$1,929,467	$1,759,298

STERICYCLE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

In thousands, except share and per share data
	Three months ended September 30,				Nine months ended September 30,
	2009		2008		2009		2008
	$	% of Rev	$	% of Rev	$	% of Rev	$	% of Rev
Revenues	297,836	100.0	277,098	100.0	864,194	100.0	809,668	100.0
Cost of revenues	156,919	52.7	154,069	55.6	458,940	53.1	449,895	55.6
Gross profit	140,917	47.3	123,029	44.4	405,254	46.9	359,773	44.4
SG&A expenses	56,190	18.9	50,115	18.1	162,277	18.8	148,073	18.3
Amortization	1,434	0.5	1,100	0.4	3,820	0.4	2,944	0.4
Total SG&A expense and amortization	57,624	19.3	51,215	18.5	166,097	19.2	151,017	18.7
Income from operations before acquisitions and other expenses	83,293	28.0	71,814	25.9	239,157	27.7	208,756	25.8
Transactional expenses related to acquisitions	3,478	1.2	--	0.0	5,418	0.6	--	0.0
Arbitration settlement and related costs	--	0.0	96	0.0	--	0.0	5,595	0.7
Acquisition integration expenses	282	0.1	210	0.1	466	0.1	1,239	0.2
Income from operations	79,533	26.7	71,508	25.8	233,273	27.0	201,922	24.9
Other income (expense):
Interest income	48	0.0	185	0.1	271	0.0	744	0.1
Interest expense	(9,262)	-3.1	(8,618)	-3.1	(25,561)	-3.0	(24,885)	-3.1
Other expense, net	(683)	-0.2	(611)	-0.2	(2,412)	-0.3	(1,572)	-0.2
Total other expense	(9,897)	-3.3	(9,044)	-3.3	(27,702)	-3.2	(25,713)	-3.2
Income before income taxes	69,636	23.4	62,464	22.5	205,571	23.8	176,209	21.8
Income tax expense	23,110	7.8	23,237	8.4	74,488	8.6	66,633	8.2
Net income	46,526	15.6	39,227	14.2	131,083	15.2	109,576	13.5

Earnings per share-diluted	0.54		0.45		1.51		1.24

Weighted average number of common shares outstanding-diluted	86,794,118		87,864,210		86,827,626		88,578,506

STERICYCLE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

In thousands
	Nine Months Ended September 30,
	2009	2008
OPERATING ACTIVITIES:
Net income	$131,083	$109,576
Adjustments to reconcile net income to net cash provided by operating activities:
Write-off of note receivable related to joint venture	--	798
Stock compensation expense	10,861	8,880
Excess tax benefit of stock options exercised	(357)	(6,165)
Depreciation	24,643	22,344
Amortization	3,820	2,944
Deferred income taxes	20,718	18,729
Changes in operating assets and liabilities, net of effect of acquisitions and divestitures:
Accounts receivable	8,115	(13,976)
Accounts payable	(4,502)	(10,205)
Accrued liabilities	20,452	24,451
Deferred revenues	252	2,299
Other assets	(1,158)	(3,398)
Net cash provided by operating activities	213,927	156,277

INVESTING ACTIVITIES:
Payments for acquisitions and international investments, net of cash acquired	(107,079)	(46,564)
Proceeds from maturity of short-term investments	(58)	37
Proceeds from sale of property and equipment	640	--
Capital expenditures	(29,644)	(35,729)
Net cash used in investing activities	(136,141)	(82,256)

FINANCING ACTIVITIES:
Repayment of long-term debt	(10,443)	(7,868)
Net repayments on senior credit facility	(213,027)	(52,184)
Proceeds from term loan	215,000	--
Proceeds from private placement of long-term note	--	100,000
Payments of deferred financing costs	(3,620)	(236)
Principal payments on capital lease obligations	(255)	(130)
Purchase / cancellation of treasury stock	(69,986)	(140,306)
Proceeds from other issuance of common stock	11,726	14,688
Excess tax benefit of stock options exercised	357	6,165
Net cash used in financing activities	(70,248)	(79,871)
Effect of exchange rate changes on cash	(2,347)	(4,215)
Net increase/ (decrease) in cash and cash equivalents	5,191	(10,065)
Cash and cash equivalents at beginning of period	9,095	17,108
Cash and cash equivalents at end of period	$14,286	$7,043

NON-CASH ACTIVITIES:
Net issuance of notes payable for certain acquisitions	$32,116	$58,977